UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 2, 2014

ACCELERON PHARMA INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36065	27-0072226
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

128 Sidney Street Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 649-9200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Celgene Corporation has entered into Stock Purchase Agreements individually with five current stockholders of the Company: Advanced Technology Ventures, Flagship Ventures, Polaris Venture Partners, Venrock, and Alkermes, Inc., all of whom invested in the Company prior to its initial public offering.  Pursuant to these agreements, Celgene has agreed to purchase an aggregate of 1.1 million (1,100,000) shares of common stock for an aggregate purchase price of $47,146,000.  The closings of the transactions are subject to customary closing conditions including expiration of the applicable waiting period under the Hart—Scott—Rodino Antitrust Improvements Act of 1976 in the United States.  Immediately following the closings, it is expected that Celgene will beneficially own approximately 14.8% of the outstanding shares of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERON PHARMA INC.

By:	/s/ John L. Knopf, Ph.D.
John L. Knopf, Ph.D.
Chief Executive Officer, President and Director

Date:  April 2, 2014